                                                                  EXHIBIT 10.39

               STOCK PURCHASE AGREEMENT AND TERMINATION AGREEMENT

         This Stock Purchase and Termination Agreement (this "AGREEMENT") is entered into as of the 25th day of March, 1999 by and among WILLIAM E. STREIB, in his individual capacity ("PURCHASER"), Prisym Technologies, Inc. of Georgia, a Georgia corporation (the "COMPANY"), and TEKGRAF, INC., a Georgia corporation ("SELLER").

                                    RECITALS

         A. Purchaser owns 40 shares and Seller owns 60 shares of the $1.00 par value common stock ("COMMON STOCK") of the Company, which shares represent 100% of the issued and outstanding shares of the Company;

         B. Purchaser, Seller and the Company are parties to that certain Shareholders Agreement made and entered into the 30th day of November, 1994 (the "SHAREHOLDERS AGREEMENT");

         C. Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser all 60 Shares of Common Stock of the Company owned by Seller, in accordance with the terms and conditions contained herein.

         D. Pursuant to the Shareholders Agreement, Seller agreed to provide the Company with adequate working capital financing. The Company desires to repay Seller for the financing it provided to the Company, and Purchaser and the Company, on the one hand, and Seller, on the other, desire to terminate the Shareholders Agreement and release each other from any further obligations thereunder;

                                   AGREEMENTS

         Therefore, for good and valuable consideration, the receipt and sufficiency of which arc hereby acknowledged, the parties agree as follows:

         1. Purchase and Sale of Shares. On the terms and subject to the conditions contained in this Agreement, Purchaser hereby agrees to purchase from Seller, and Seller hereby agrees to sell to Purchaser, 60 shares (the "SHARES") of the Common Stock of the Company, for the purchase price set forth in Section 2 hereof.

         2. Purchase Price. At the Closing (as defined in Section 4 below), Purchaser will pay to Seller a total purchase price for the Shares in the amount of $32,000 (the "PURCHASE PRICE") by bank or cashier's check or via wire transfer of immediately available funds to such bank and account as have been designated by Seller to Purchaser in writing.



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         3.       Transfer of Shares. Contemporaneously with the Closing (as defined in Section 4 below), Seller shall deliver to the Purchaser the stock certificate representing the Shares, together with a duly executed stock transfer power therefor, free and clear of any liens, claims, equities, security interests, preemptive rights, judgments and other encumbrances of every kind and nature whatsoever.

         4. Time and Place of Closing. The transactions contemplated by this Agreement will be consummated (the "CLOSING") at 2:00 p.m., at the offices of Troutman Sanders LLP on March 25, 1999, and will be effective as of March 1, 1999 (the "Effective Date"). The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE".

         5. Repayment. Contemporaneously with the Closing, the Company will pay to Seller, by wire transfer of immediately available funds, the sum of $947,239.07, which sum represents payment and satisfaction in full of all amounts that are owed by the Company to the Seller under the Shareholders Agreement or otherwise. Following such payment, the Seller, the Purchaser and the Company shall have no further right or claim against one another for any debts, claims, obligations or liabilities of any kind, all of which are hereby forever discharged and released, other than any claims arising under this Agreement.

         6. No Further Distribution of Profits. The parties have agreed that there shall be no further distribution of "Net Profits" (as defined in the Shareholders Agreement) of the Company, and Seller waives all rights to any such further distributions.

         7. Payment of Taxes. Seller shall be responsible for the timely filing of the appropriate federal and state tax returns of the Company and the payment of federal and state income taxes owed by the Company for the fiscal year ended December 31, 1998, and shall provide Purchaser with a copy of the 1998 federal and state tax returns so filed. Seller shall be entitled to receive any refund arising out of such taxes and shall be responsible for the payment of any deficiencies arising out of such taxes. The Company shall be responsible for the filing of the appropriate federal and state tax returns and the payment of all other taxes owed by the Company, including any payments for estimated taxes during 1999.

         8.       Termination of Certain Agreements.

                  8.1. Contemporaneously with the Closing, Purchaser, Seller and the Company hereby agree to terminate the Shareholders Agreement effective as of the Effective Date and to release the parties thereto from all further obligations thereunder.

                  8.2. Contemporaneously with the Closing, the Company and Purchaser hereby agree to terminate that certain Employment Agreement between the Company and Purchaser dated November 30, 1994 and to release one another from any further obligations thereunder. Such termination and release shall be effective as of the Effective Date.



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         9.       Removal of Seller's Representatives, Designees and
Appointees. Effective on or before the Closing Date, the Seller as a shareholder of the Company hereby agrees to execute a written consent of the shareholders of the Company adopting certain actions and resolutions in lieu of meeting, whereby all of Seller's representatives, designees and appointees serving as directors of the Company are removed from such positions with the Company.

         10. Representations and Warranties by Seller. Seller hereby represents and warrants to Purchaser as follows:

                  10.1. Power and Authority. Seller has the corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller, and no other corporate proceedings on the part of Seller are necessary to authorize the execution, delivery and performance of this Agreement by Seller.

                  10.2. Binding Effect. This Agreement has been duly executed and delivered by Seller and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

                  10.3. Title to Shares. The Shares are duly and validly issued, fully paid and nonassessable and are owed beneficially and of record by the Seller, free and clear of any and all liens, claims, equities, security interests, preemptive rights, judgments and other encumbrances of every kind and nature whatsoever.

                  10.4. Other Securities. Other than the Shares and the shares of Common Stock owned by Purchaser, as of the Effective Date, Seller has not authorized, and to Seller's best knowledge, there are no issued and outstanding shares of any class of securities of the Company or outstanding options, warrants, convertible securities, subscriptions or other agreements or rights of any nature under which the Company may be obligated to issue or transfer any shares of its stock.

                  10.5. Consents and Approvals. Seller has obtained all consents, authorizations and approvals to the transactions contemplated by this Agreement that to its knowledge are required pursuant to the terms of any material agreement or arrangement relating to or binding upon the Seller or any of its affiliates or subsidiaries.

         11. Representations by Purchaser. Purchaser hereby represents and warrants to Seller as follows:

                  11.1. Investment Intent. Purchaser hereby represents and warrants to Seller that he is acquiring the Shares for his own account for investment purposes only and not with a view to, or for resale in connection with, any distribution of such Shares within the meaning of the Georgia Securities Act of 1973, as amended, or the Securities Act of 1933, as amended, and that he does not presently intend to resell, assign or


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         otherwise dispose of all or any part of the Shares and that Purchaser will not sell, pledge, transfer or assign the Shares except in a transaction which is exempt under the provisions of the federal securities laws and applicable state securities laws. Purchaser represents and warrants that he is a sophisticated investor who, as the chief executive officer of the Company, has access to such information as he deemed necessary or appropriate to formulate an informed purchase decision.

                  11.2. Power and Authority. Purchaser has the power and authority to enter into this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

                  11.3. Consents and Approvals. The Purchaser has obtained all consents, authorizations and approvals to the transactions contemplated by this Agreement that are required pursuant to the terms of any material agreement or arrangement relating to or binding upon the Purchaser.

                  11.4. Present Intent not to Sell Shares to Certain Persons. As of the date hereof, Purchaser does not intend to sell the Shares, or any other shares of capital stock of the Company, to any of the current holders of the Class B Common Stock of Seller, a list of whom will be provided to the Purchaser by Seller upon request of Purchaser, and to Purchaser's knowledge, no such persons are involved in the transactions contemplated herein except in their capacities on behalf of Seller.

         12. Representation by the Company. The Company has the corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company. The Company has obtained all consents, authorizations and approvals to the transactions contemplated by this Agreement that are to the Company's knowledge required pursuant to the terms of any material agreement or arrangement relating to or binding upon the Company.

         13. Publicity. Neither Seller nor Purchaser nor the Company shall issue any press release, written public statement or announcement relating to this Agreement or the transactions contemplated hereby without the written prior approval, which shall not be unreasonably withheld, of all parties in each instance, except to the extent such disclosure is required by law (in which case such parties shall use all reasonable efforts to give the other parties prior notice thereof).

         14. Confidentiality. Purchaser and Seller agree that any information or material regarding the transactions contemplated herein that is obtained by Purchaser from Seller, its employees, agents, or representatives, including its attorneys, subsidiaries, or affiliates, regarding Seller, its subsidiaries or affiliates and that is obtained by Seller from Purchaser, its



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         employees, agents or representatives, including its attorneys, regarding Purchaser, will be used solely for the purposes of evaluating and consummating the transactions contemplated herein. Purchaser and Seller agree that they will keep such confidential information confidential for a period of two years, and neither will disclose any information regarding the transactions contemplated herein received from the other or the Company, or any of their respective employees, agents, or representatives, including attorneys and accountants, to any third party, except as required by applicable law or legal process, without the prior written consent of the other; provided, however, that any such information may be disclosed to a person's representatives when they need to know such information for the purposes of preparing for and evaluating the proposed transaction or for the purpose of financing the proposed transaction. Purchaser and Seller agree that if the proposed transaction contemplated hereby is not closed for any reason, each shall return to the other all materials received from the other regarding the transactions contemplated herein.

         15. Conduct of Business Pending Closing. Purchaser hereby covenants that from the date hereof until the Closing Date the Company will carry on its business in the usual, regular and ordinary course consistent with past practices.

                  15.1. Dividends. Between March 1, 1999 and the Closing Date, Purchaser hereby covenants that he will not cause the Company to make any dividend or other unusual distributions of any kind to the shareholders of the Company unless in a manner prescribed by the Shareholder Agreement and upon prior written notice to the Chief Financial Officer of the Seller.

                  15.2. Access to the Business. Prior to the Closing Date, Purchaser shall use reasonable efforts to cause the Company to permit Seller and its representatives, agents, counsel and accountants, to have full access at all reasonable times to the premises, business, properties, assets, financial statements, contracts, books, records and working papers of, and other relevant information pertaining to the Company and to cause the Company's officers and employees to furnish to Seller and its representatives, agents, counsel and accountants, such financial and operating data and other information with respect to the Company as Seller may reasonably request. Prior to the Closing Date, Seller shall use reasonable efforts to cause the Company to permit Purchaser and its representatives, agents, counsel and accountants, to have full access at all reasonable times to the premises, business, properties, assets, financial statements, contracts, books, records and working papers of, and other relevant information pertaining to the Company and to use reasonable efforts to cause the Company's officers and employees to furnish to Purchaser and its representatives, agents, counsel and accountants, such financial and operating data and other information with respect to the Company as Purchasers may reasonably request.

         16. Nonsolicitation of Customers. The Company and Purchaser agree that, during the six (6) month period commencing as of the Closing Date, neither they nor any entity with which they are affiliated or which they control will, without the prior written consent of Seller in each instance, either directly or indirectly, alone or in conjunction with any other person or entity, for or on behalf of the Company solicit, entice or induce any customer of Seller or any



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of its subsidiaries or affiliates with whom or with which the Company had direct contact. Seller agrees that, during the six (6) month period commencing as of the Closing Date, neither it nor any entity with which it is affiliated or which it controls will, without the prior written consent of the Company and the Purchaser in each instance, either directly or indirectly, alone or in conjunction with any other person or entity, for or on behalf of Seller or any of its subsidiaries or affiliates solicit, entice or induce any customer of the Company or any of its affiliates with whom or with which Seller had direct contact.

         17. Nonsolicitation or Personnel. The Company and Purchaser agree that, during the six (6) month period commencing as of the Closing Date, neither they nor any entity with which they are affiliated or which they control will, without the prior written consent of Seller in each instance, either directly or indirectly, alone or in conjunction with any other person or other personnel, solicit any personnel of Seller or any of its subsidiaries or affiliates to terminate, alter or lessen that party's affiliation as a consultant, contractor or employee of Seller or any of its subsidiaries or affiliates. Seller agrees that, during the six (6) month period commencing as of the Closing Date, neither they nor any entity with which they are affiliated or which they control will, without the prior written consent of the Company in each instance, either directly or indirectly, alone or in conjunction with any other person or other personnel of the Company, solicit any personnel to terminate, alter or lessen that party's affiliation as a consultant, contractor or employee of the Company.

         18. Conditions to Obligations of Purchaser and the Company. All of the obligations of Purchaser and the Company under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any of which may be waived by Seller in its sole discretion:

                  18.1. Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date hereof, and such representations and warranties shall be true and correct in all material respects as of the Closing (as if made at and as of such time).

                  18.2. Performance of Agreements. Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  18.3. Approvals. Any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement shall have granted such consents, authorizations and approvals as are necessary for the consummation thereof, and all applicable waiting or similar periods required by law shall have expired.

                  18.4. No Injunctions. No preliminary or permanent injunction or other order by any federal, state or local court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no action to obtain any such injunction or order shall have been filed and remain pending.



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                  18.5.    Financing. Purchaser shall have obtained the
         financing necessary to consummate the transactions contemplated hereby.

                  18.6. Material Adverse Change. There shall have been no material adverse change in the business, operations, equity, earnings, prospects or financial condition of the Company from October 31, 1998 until the Closing Date.

         19. Conditions to Obligations of Seller. All of the obligations of Seller under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any of which may be waived by Purchaser and the Company:

                  19.1. Representations and Warranties. All representations and warranties of Purchaser and the Company contained in this Agreement shall be true and correct in all material respects as of the date hereof, and such representations and warranties shall be true and correct in all material respects as of the Closing (as if made at and as of such time).

                  19.2. Performance of Agreements. Purchaser and the Company shall have fully performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by him prior to or at the Closing.

                  19.3. Approvals. Any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement shall have granted such consents, authorizations and approvals as are necessary for the consummation thereof, and all applicable waiting or similar periods required by law shall have expired.

                  19.4. No Injunctions. No preliminary or permanent injunction or other order by any federal, state or local court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no action to obtain any such injunction or order shall have been filed and remain pending.

                  19.5. Ordinary Course of Business. Purchaser shall have operated the Company in the ordinary course consistent with past practices since March 1, 1999.

                  19.6. Material Adverse Change. There shall have been no material adverse change in the business, operations, equity, earnings, prospects or financial condition of the Company from October 31, 1998 until the Closing Date.

         20.      Closing Deliveries.

                  20.1. Closing Deliveries by Purchaser and the Company. Purchaser and the Company shall deliver or cause to be delivered at the Closing all of the following:

                           (a) The Purchaser shall pay the Purchase Price set forth in Section 2;



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                           (b)      The Company shall satisfy its obligations
                  under Section 5 hereof, to repay amounts outstanding that are owed to Seller.

                           (c) The Company shall satisfy its obligations under Section 6 hereof to distribute to Purchaser and Seller their respective interests in the Undistributed Profits of the Company.

                  20.2. Closing Deliveries by the Seller. The Seller shall deliver or cause to be delivered at Closing all of the following:

                           (a) The original stock certificate representing all the Shares of Common Stock of the Company owed by the Seller, duly endorsed by the Seller or with duly executed stock powers attached.

                           (b) A duly certified copy of the written consent of the board of directors of Seller evidencing the approval of Seller's board of directors of this Agreement and the sale contemplated hereby.

                           (c) All promissory notes or other evidences of indebtedness of the Company to the Seller marked "satisfied" or other evidence satisfactory to the Purchaser that all debts owed to Seller by the Company have been satisfied.

21.      Indemnification.

                  21.1. Definition of Damages. As used in this Agreement, "Damages" shall mean all assessments, levies, losses, fines, penalties, liabilities, damages, costs and expenses, including reasonable attorneys' fees and expenses.

                  21.2. Purchaser's Indemnification Obligations. Purchaser shall indemnify, save and keep harmless Seller, its subsidiaries and affiliates against and from all Damages sustained or incurred by them as a result of or arising out of or by virtue of:

                           (a)      any inaccuracy in or breach of any
                  representation and warranty made by the Purchaser to Seller herein or in any closing document delivered to Seller in connection herewith; or

                           (b) the breach by Purchaser of or the failure of the Purchaser to comply with, any of the covenants or obligations to be performed by the Purchaser under this Agreement.

                  21.3. Seller's Indemnification. Obligations. Seller shall indemnify, save and keep harmless Purchaser and its successors and permitted assigns (each a "PURCHASER INDEMNITEE"), against and from all Damages sustained or incurred by any Purchaser Indemnitee as a result of or arising out of or by virtue of:



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                           (a)      any inaccuracy in or breach of any
                  representation and warranty made by Seller to the Purchaser herein or in any closing document delivered to the Purchaser in connection herewith; or

                           (b) any breach by Seller of, or failure by Seller to comply with, any of the covenants or obligations under this Agreement to be performed by Seller under this Agreement.

                  21.4. Time Limitation On Certain Indemnification Obligations. Claims for indemnification made under paragraphs 21.2 and
         21.3 of this Agreement may be made during the period from the Closing Date until the second anniversary of the Closing Date. Notwithstanding the foregoing, any claim for indemnification shall survive such termination date, if the party seeking indemnification, prior to such termination date shall have advised the party from whom it seeks indemnification in writing of the claim.

         22. Commissions. Each party shall be responsible for any commissions or finders' or originator's or transaction fees payable to any person retained by it in connection with the proposed transaction, and the parties will indemnify each other with respect thereto.

         23. Cost and Expense. Each party will bear its own costs and expenses in connection with the proposed transaction and the transactions contemplated herein.

         24.      Miscellaneous.

                  24.1. Survival. All covenants, agreements, representations and warranties made herein or pursuant to any certificate or instrument delivered pursuant to this Agreement shall survive the Closing.

                  24.2. Amendment. This Agreement may not be amended except by an instrument in writing signed by Seller and Purchaser.

                  24.3. Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile, or by nationally recognized private courier shall be deemed given on the day of receipt (if such day is a business day or, if such day is not a business day, the next succeeding business day); provided, however, that a notice delivered by facsimile shall only be effective if confirmation is received of receipt of the facsimile at the number provided in this Section 24.3 or if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail (return receipt requested), on or before two (2) business days following transmission by facsimile. All notices shall be addressed as follows:



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         If to Seller:

                  Tekgraf, Inc.
                  6000 Lake Forrest Drive, Suite 110
                  Atlanta, GA 30328
                  Attn.: W. Jeffrey Camp
                  Facsimile: 404-459-8288

         If to Purchaser:

                  William E. Streib
                  Prisym Technologies, Inc. of Georgia
                  3079 Crossing Park, Suite 250
                  Norcross, GA 30071
                  Facsimile: 770-417-5351

         and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this
         Section 24.3.

                  24.4. Entire Agreement; Binding Effect. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

                  24.5. Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by such party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

                  24.6. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

                  24.7. Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

                  24.8. Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Georgia applicable to contracts made in that State.



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                  24.9.    Benefits. Except as expressly provided herein,
         nothing in this Agreement, express or implied, shall confer on any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including third party beneficiary rights.

                  24.10. Assignability. This Agreement shall not be assignable by Seller, Purchaser or the Company without the prior written consent of the other parties. Purchaser may assign his right to purchase the Shares to any person or entity prior to Closing, except for any of the persons listed in Section 11.4 hereof.

                  24.11. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                           "SELLER"

                                           TEKGRAF, INC.

                                           By:      /s/ Jeff Camp
                                              --------------------------------

                                           Title:   CFO
                                                 -----------------------------


                                           "PURCHASER"

                                                    /s/ William E. Streib
                                           -----------------------------------
                                                    William E. Streib


                                           "COMPANY"

                                           PRISYM TECHNOLOGIES, INC. OF GEORGIA

                                           By:      /s/ William E. Streib
                                              --------------------------------

                                           Title:   President
                                                 -----------------------------



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